The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 29, 2025

PRICING SUPPLEMENT dated June __, 2025

(To the Product Supplement No. WF1 dated December 20, 2023, the Underlying Supplement No. 1A dated May 16, 2024 and the Prospectus Supplement and the Prospectus, each dated December 20, 2023)

Registration Statement No. 333-275898 Filed Pursuant to Rule 424(b)(2)

Royal Bank of Canada Senior Global Medium-Term Notes, Series J

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due July 6, 2029

■  Linked to the lowest performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index (each referred to as an “Index”)

■  Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if they are not automatically called, the maturity payment amount will depend, in each case, on the closing value of the lowest performing Index on the relevant call date. The lowest performing Index on any call date is the Index with the lowest index return on that call date, calculated for each Index as the percentage change from its starting value to its closing value on that call date.

■  Automatic Call. If the closing value of the lowest performing Index on any call date beginning approximately one year after issuance is greater than or equal to its starting value, the securities will be automatically called for the face amount plus the call premium applicable to that call date. The call premium applicable to each call date will be a percentage of the face amount that increases for each call date based on a simple (non-compounding) return of at least 10.00% per annum (to be determined on the pricing date). Please see “Terms of the Securities—Call Dates and Call Premiums” below for the call dates and call premiums.

■  Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that could be equal to or less than the face amount of the securities, depending on the performance of the lowest performing Index on the final calculation day from its starting value to its ending value. The maturity payment amount will reflect the following terms:

■  If the value of the lowest performing Index on the final calculation day decreases but the decrease is not more than 25%, you will receive the face amount.

■  If the value of the lowest performing Index on the final calculation day decreases by more than 25%, you will have full downside exposure to the decrease in the value of the lowest performing Index on the final calculation day from its starting value, and you will lose more than 25%, and possibly all, of the face amount of your securities.

■  Investors may lose a significant portion, or all, of the face amount.

■  Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each call date. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably.

■  If the securities are automatically called, the positive return on the securities will be limited to the applicable call premium, and you will not participate in any appreciation of any Index, which may be significant.

■  All payments on the securities are subject to credit risk, and you will have no ability to pursue the issuer of any securities included in any Index for payment; if Royal Bank of Canada, as issuer, defaults on its obligations, you could lose some or all of your investment.

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity or automatic call

The initial estimated value of the securities determined by us as of the pricing date, which we refer to as the initial estimated value, is expected to be between $903.00 and $953.00 per security and will be less than the public offering price. The final pricing supplement relating to the securities will set forth the initial estimated value. The market value of the securities at any time will reflect many factors, cannot be predicted with accuracy and may be less than this amount. We describe the determination of the initial estimated value in more detail below.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PS-9 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement.

The securities are the unsecured obligations of Royal Bank of Canada, and, accordingly, all payments on the securities are subject to the credit risk Royal Bank of Canada. If Royal Bank of Canada, as issuer, defaults on its obligations, you could lose some or all of your investment.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory body has approved or disapproved of the securities or passed upon the adequacy or accuracy of this pricing supplement. Any representation to the contrary is a criminal offense. The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality. The securities are not bail-inable notes and are not subject to conversion into our common shares under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Royal Bank of Canada
Per Security	$1,000.00	$28.25	$971.75
Total
(1)	Wells Fargo Securities, LLC is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Estimated Value of the Securities” in this pricing supplement for further information.

(2)	In addition to the forgoing, in respect of certain securities sold in this offering, our affiliate, RBC Capital Markets, LLC (“RBCCM”), may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due July 6, 2029

Terms of the Securities

Issuer:	Royal Bank of Canada
The Dow Jones Industrial Average® (the “INDU Index”), the Russell 2000® Index (the “RTY Index”) and the S&P 500® Index (the “SPX Index”) (each referred to as an “Index,” and collectively as the “Indices”)
	Market Measure	Bloomberg Ticker Symbol	Starting Value(a)	Threshold Value(b)
Market Measures:	INDU Index	INDU<Index>
	RTY Index	RTY<Index>
	SPX Index	SPX<Index>

(a) With respect to each Index, the closing value of that Index on the pricing date
(b) With respect to each Index, 75% of its starting value
Pricing Date:	June 30, 2025
Issue Date:	July 3, 2025
Final Calculation Day*:	July 2, 2029
Stated Maturity Date*:	July 6, 2029
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Automatic Call:

If the closing value of the lowest performing Index on any call date is greater than or equal to its starting value, the securities will be automatically called, and on the related call settlement date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus the call premium applicable to that call date.

If the securities are automatically called, the positive return on the securities will be limited to the applicable call premium, and you will not participate in any appreciation of any Index, which may be significant.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after that call settlement date. You will not receive any notice from us if the securities are automatically called.

The “call premium” applicable to each call date will be a percentage of the face amount that increases for each call date based on a simple (non-compounding) return of at least 10.00% per annum (to be determined on the pricing date).

	Call Date	Call Premium	Payment per Security upon an Automatic Call
	July 6, 2026	At least 10.000% of the face amount	At least $1,100.00
	August 3, 2026	At least 10.833% of the face amount	At least $1,108.33
	September 3, 2026	At least 11.667% of the face amount	At least $1,116.67
	October 5, 2026	At least 12.500% of the face amount	At least $1,125.00
	November 3, 2026	At least 13.333% of the face amount	At least $1,133.33
Call Dates* and Call	December 3, 2026	At least 14.167% of the face amount	At least $1,141.67
Premiums:	January 4, 2027	At least 15.000% of the face amount	At least $1,150.00
	February 3, 2027	At least 15.833% of the face amount	At least $1,158.33
	March 3, 2027	At least 16.667% of the face amount	At least $1,166.67
	April 5, 2027	At least 17.500% of the face amount	At least $1,175.00
	May 3, 2027	At least 18.333% of the face amount	At least $1,183.33
	June 3, 2027	At least 19.167% of the face amount	At least $1,191.67
	July 6, 2027	At least 20.000% of the face amount	At least $1,200.00
	August 3, 2027	At least 20.833% of the face amount	At least $1,208.33
	September 3, 2027	At least 21.667% of the face amount	At least $1,216.67
	October 4, 2027	At least 22.500% of the face amount	At least $1,225.00

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due July 6, 2029

November 3, 2027	At least 23.333% of the face amount	At least $1,233.33
December 3, 2027	At least 24.167% of the face amount	At least $1,241.67
January 3, 2028	At least 25.000% of the face amount	At least $1,250.00
February 3, 2028	At least 25.833% of the face amount	At least $1,258.33
March 3, 2028	At least 26.667% of the face amount	At least $1,266.67
April 3, 2028	At least 27.500% of the face amount	At least $1,275.00
May 3, 2028	At least 28.333% of the face amount	At least $1,283.33
June 5, 2028	At least 29.167% of the face amount	At least $1,291.67
July 3, 2028	At least 30.000% of the face amount	At least $1,300.00
August 3, 2028	At least 30.833% of the face amount	At least $1,308.33
September 5, 2028	At least 31.667% of the face amount	At least $1,316.67
October 3, 2028	At least 32.500% of the face amount	At least $1,325.00
November 3, 2028	At least 33.333% of the face amount	At least $1,333.33
December 4, 2028	At least 34.167% of the face amount	At least $1,341.67
January 3, 2029	At least 35.000% of the face amount	At least $1,350.00
February 5, 2029	At least 35.833% of the face amount	At least $1,358.33
March 5, 2029	At least 36.667% of the face amount	At least $1,366.67
April 3, 2029	At least 37.500% of the face amount	At least $1,375.00
May 3, 2029	At least 38.333% of the face amount	At least $1,383.33
June 4, 2029	At least 39.167% of the face amount	At least $1,391.67
July 2, 2029 (the final calculation day)	At least 40.000% of the face amount	At least $1,400.00

Call Settlement Date*:	Three business days after the applicable call date, provided that the call settlement date for the final calculation day is the stated maturity date
Maturity Payment Amount:

If the securities are not automatically called, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•      if the ending value of the lowest performing Index on the final calculation day is greater than or equal to its threshold value: $1,000; or

•      if the ending value of the lowest performing Index on the final calculation day is less than its threshold value:

$1,000 + ($1,000 × index return of the lowest performing Index on the final calculation day)

If the securities are not automatically called and the ending value of the lowest performing Index on the final calculation day is less than its threshold value, you will have full downside exposure to the decrease in the value of that Index from its starting value, and you will lose more than 25%, and possibly all, of the face amount of your securities at maturity.

Index Return:

For any call date, the “index return” with respect to an Index is the percentage change from its starting value to its closing value on that call date, calculated as follows:

closing value on that call date – starting value
starting value

Lowest Performing Index:	For any call date, the “lowest performing Index” will be the Index with the lowest index return on that call date.
Closing Value:	With respect to each Index, “closing value” has the meaning assigned to “closing level” set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.
Ending Value:	The “ending value” of an Index will be its closing value on the final calculation day.
Calculation Agent:	RBC Capital Markets, LLC (“RBCCM”)
Material Tax:	For a discussion of the material U.S. federal income and certain estate tax consequences of the

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due July 6, 2029

Consequences	ownership and disposition of the securities, see the discussions in “United States Federal Income Tax Considerations” below and in the section entitled “United States Federal Tax Considerations” in the product supplement. For a discussion of the material Canadian federal income tax consequences relating to the securities, please see the section of the product supplement, “Canadian Federal Income Tax Consequences.”
Agent:

Wells Fargo Securities, LLC (“WFS”). The agent will receive the agent discount set forth on the cover page of this pricing supplement. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $20.00 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition to the forgoing, in respect of certain securities sold in this offering, our affiliate, RBCCM, may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. We or one of our affiliates will also pay an expected fee to a broker-dealer that is unaffiliated with us for providing certain electronic platform services with respect to this offering.

WFS and/or RBCCM, and/or one or more of their respective affiliates, expects to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the securities. If WFS or any other dealer participating in the distribution of the securities or any of their affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliates will expect to realize a profit projected by its proprietary pricing models from those hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	78017K3B6

_______________________

* The call dates (including the final calculation day) are subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For purposes of the product supplement, each of the call dates (including the final calculation day) is a “calculation day.” For more information regarding adjustments to the call dates (including the final calculation day) and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due July 6, 2029

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the prospectus dated December 20, 2023, as supplemented by the prospectus supplement dated December 20, 2023, relating to our Senior Global Medium-Term Notes, Series J, of which the securities are a part, the underlying supplement no. 1A dated May 16, 2024 and the product supplement no. WF1 dated December 20, 2023. This pricing supplement, together with these documents, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement and the documents listed below. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. These documents are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in each such document is current only as of its date.

If the information in this pricing supplement differs from the information contained in the documents listed below, you should rely on the information in this pricing supplement.

You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in the documents listed below, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated December 20, 2023: https://www.sec.gov/Archives/edgar/data/1000275/000119312523299520/d645671d424b3.htm

•	Prospectus Supplement dated December 20, 2023: https://www.sec.gov/Archives/edgar/data/1000275/000119312523299523/d638227d424b3.htm

•	Underlying Supplement No. 1A dated May 16, 2024: https://www.sec.gov/Archives/edgar/data/1000275/000095010324006773/dp211259_424b2-us1a.htm

•	Product Supplement No. WF1 dated December 20, 2023: https://www.sec.gov/Archives/edgar/data/1000275/000114036123058587/ef20016916_424b5.htm

Our Central Index Key, or CIK, on the SEC website is 1000275. As used in this pricing supplement, “Royal Bank of Canada,” the “Bank,” “we,” “our” and “us” mean only Royal Bank of Canada.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due July 6, 2029

Estimated Value of the Securities

The initial estimated value of the securities is based on the value of our obligation to make the payments on the securities, together with the mid-market value of the derivative embedded in the terms of the securities. Our estimate is based on a variety of assumptions, including our internal funding rate (which represents a discount from our credit spreads), expectations as to dividends, interest rates and volatility, and the expected term of the securities.

The securities are our debt securities. As is the case for all of our debt securities, including our structured notes, the economic terms of the securities reflect our actual or perceived creditworthiness. In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under structured notes at a rate that is lower than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity. The lower internal funding rate, the agent discount and the hedging-related costs relating to the securities reduce the economic terms of the securities to you and result in the initial estimated value for the securities being less than their original issue price. Unlike the initial estimated value, any value of the securities determined for purposes of a secondary market transaction may be based on a secondary market rate, which may result in a lower value for the securities than if our initial internal funding rate were used.

In order to satisfy our payment obligations under the securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with the agent, RBCCM and/or one of their respective affiliates. The terms of these hedging arrangements may take into account a number of factors, including our creditworthiness, interest rate movements, volatility and the tenor of the securities. The economic terms of the securities and the initial estimated value depend in part on the terms of these hedging arrangements. Our cost of hedging will include the projected profit that we or our counterparty(ies) expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our or our counterparty(ies)’ control, such hedging may result in a profit that is more or less than expected, or could result in a loss.

See “Selected Risk Considerations—Risks Relating To The Estimated Value Of The Securities And Any Secondary Market—The Initial Estimated Value Of The Securities Will Be Less Than The Original Offering Price” below.

Any price that the agent or RBCCM makes available from time to time after the original issue date at which it would be willing to purchase the securities will generally reflect the agent’s or RBCCM’s estimate of their value, as applicable, less a customary bid-ask spread for similar trades and the cost of unwinding any related hedge transactions. That estimated value will be based upon a variety of factors, including then prevailing market conditions and our creditworthiness. However, for a period of four months after the original issue date, the price at which the agent or RBCCM may purchase the securities is expected to be higher than the price that would be determined based on the agent’s or RBCCM’s valuation, respectively, at that time less the bid-ask spread and hedging unwind costs referenced above. This is because, at the beginning of this period, that price will not include certain costs that were included in the original offering price, particularly a portion of the agent discount and commission (not including the selling concession) and the expected profits that we or our hedging counterparty(ies) expect to receive from our hedging transactions. As the period continues, these costs are expected to be gradually included in the price that the agent or RBCCM would be willing to pay, and the difference between that price and the price that would be determined based on the agent’s or RBCCM’s valuation of the securities, as applicable, less a bid-ask spread and hedging unwind costs will decrease over time until the end of this period. After this period, if the agent or RBCCM continues to make a market in the securities, the prices that it would pay for them are expected to reflect the agent’s or RBCCM’s estimated value, respectively, less the bid-ask spread and hedging unwind costs referenced above. In addition, the value of the securities shown on your account statement will generally reflect the price that the agent or RBCCM, as applicable, would be willing to pay to purchase the securities at that time.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due July 6, 2029

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

•	seek a fixed return equal to the applicable call premium if the securities are automatically called on any call date;

•	understand that if the securities are not automatically called, and the ending value of the lowest performing Index on the final calculation day is less than its threshold value, they will be fully exposed to the decrease in the lowest performing Index on the final calculation day from its starting value and will lose more than 25%, and possibly all, of the face amount per security at maturity;

•	understand that the securities may be automatically called and that the term of the securities may be as short as approximately one year;

•	understand that they will not receive a higher call premium payable with respect to a later call date if the securities are automatically called on an earlier call date;

•	understand that the return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each call date and that they will not benefit in any way from the performance of the better performing Indices;

•	understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of each Index;

•	understand and are willing to accept the full downside risks of each Index;

•	are willing to forgo interest payments on the securities and dividends on the securities included in the Indices; and

•	are willing to hold the securities until maturity or automatic call.

The securities may not be an appropriate investment for investors who:

•	seek a liquid investment or are unable or unwilling to hold the securities to maturity or automatic call;

•	seek a security with a fixed term;

•	require full payment of the face amount of the securities at stated maturity;

•	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

•	are unwilling to accept the risk that the ending value of the lowest performing Index on the final calculation day may be less than its threshold value;

•	are unwilling to accept the risk that the securities may be automatically called and that they will not receive a higher call premium payable with respect to a later call date if the securities are automatically called on an earlier call date;

•	seek current income over the term of the securities;

•	are unwilling to accept the risk of exposure to the Indices;

•	seek exposure to a basket composed of each Index or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the lowest performing Index on each call date;

•	seek exposure to the Indices but are unwilling to accept the risk/return trade-offs inherent in the payment amount for the securities at maturity or upon automatic call;

•	are unwilling to accept the credit risk of Royal Bank of Canada to obtain exposure to the Indices generally, or to obtain exposure to the Indices that the securities provide specifically; or

•	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Indices, see the sections titled “The Dow Jones Industrial Average®,” “The Russell 2000® Index” and “The S&P 500® Index” below.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due July 6, 2029

Determining Payment on a Call Settlement Date and at Stated Maturity

Whether the securities are automatically called on any call date for the applicable call premium will be determined based on the closing value of the lowest performing Index on the applicable call date as follows:

Step 1: Determine which Index is the lowest performing Index on the relevant call date. The lowest performing Index on any call date is the Index that has the lowest index return on that call date, calculated for each Index as the percentage change from its starting value to its closing value on that call date.

Step 2: Determine whether the securities will be automatically called based on the closing value of the lowest performing Index on the relevant call date, as follows:

On the stated maturity date, if the securities have not been automatically called, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Index is the lowest performing Index on the final calculation day. The lowest performing Index on the final calculation day is the Index that has the lowest index return on the final calculation day, calculated for each Index as the percentage change from its starting value to its ending value.

Step 2: Calculate the maturity payment amount based on the ending value of the lowest performing Index on the final calculation day, as follows:

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due July 6, 2029

Selected Risk Considerations

An investment in the securities involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read also the “Risk Factors” sections of the accompanying prospectus, prospectus supplement and product supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating To The Terms And Structure Of The Securities

If The Securities Are Not Automatically Called And The Ending Value Of The Lowest Performing Index On The Final Calculation Day Is Less Than Its Threshold Value, You Will Lose More Than 25%, And Possibly All, Of The Face Amount Of Your Securities At Stated Maturity.

If the securities are not automatically called, we will not repay you a fixed amount on the securities on the stated maturity date. The maturity payment amount will depend on the percentage change in the ending value of the lowest performing Index on the final calculation day relative to its starting value and the other terms of the securities. Because the values of Indices will be subject to market fluctuations, the maturity payment amount may be less, and possibly significantly less, than the face amount of your securities.

If the ending value of the lowest performing Index on the final calculation day is less than its threshold value, the maturity payment amount will be less than the face amount and you will have full downside exposure to the decrease in the value of the lowest performing Index on the final calculation day from its starting value. The threshold value for each Index is 75% of its starting value. For example, if the lowest performing Index on the final calculation day has declined by 25.1% from its starting value to its ending value, you will not receive any benefit of the contingent downside protection feature and you will lose 25.1% of the face amount. As a result, you will not receive any contingent downside protection if the value of the lowest performing Index on the final calculation day declines below its threshold value, and you will lose more than 25%, and possibly all, of the face amount per security at maturity. This is the case even if the value of the lowest performing Index on the final calculation day is greater than or equal to its starting value or its threshold value at certain times during the term of the securities.

Even if the ending value of the lowest performing Index on the final calculation day is greater than its threshold value, the maturity payment amount will not exceed the face amount, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Royal Bank of Canada or another issuer with a similar credit rating with the same stated maturity date.

If The Securities Are Automatically Called, Your Return Will Be Limited To The Applicable Call Premium.

If the securities are automatically called, the positive return on the securities will be limited to the applicable call premium, and you will not participate in any appreciation of any Index, which may be significant. Accordingly, if the securities are automatically called, the return on the securities may be less than the return on a direct investment in the lowest performing Index on the applicable call date. Furthermore, if the securities are called on an earlier call date, you will receive a lower call premium than if the securities were called on a later call date, and accordingly, if the securities are called on one of the earlier call dates, you will not receive the highest potential call premium.

The Securities Do Not Pay Interest, And Your Return On The Securities May Be Lower Than The Return On A Conventional Debt Security Of Comparable Maturity.

There will be no periodic interest payments on the securities as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity. The return that you will receive on the securities, which could be negative, may be less than the return you could earn on other investments. Even if your return is positive, your return may be less than the return you would earn if you purchased one of our conventional senior interest-bearing debt securities.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

The Securities Are Subject To The Full Downside Risks Of Each Index And Will Be Negatively Affected If Any Index Performs Poorly, Even If The Other Indices Perform Favorably.

You are subject to the full downside risks of each Index. If any Index performs poorly, you will be negatively affected, even if the other Indices perform favorably. The securities are not linked to a basket composed of the Indices, where the better performance of one Index could offset the poor performance of the others. Instead, you are subject to the full downside risks of whichever Index is the lowest performing Index. As a result, the securities are riskier than an alternative investment linked to only one of the Indices or linked to a basket composed of each Index. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Index.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due July 6, 2029

Your Return On The Securities Will Depend Solely On The Performance Of The Index That Is The Lowest Performing Index On Each Call Date, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Indices.

Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each call date. Although it is necessary for each Index to close at or above its starting value on a call date in order for you to receive the applicable call premium and at or above its threshold value on the final calculation day in order for you to receive the face amount of your securities at maturity if the securities are not automatically called, you will not benefit in any way from the performance of the better performing Indices. The securities may underperform an alternative investment linked to a basket composed of the Indices, since in such case the performance of the better performing Indices would be blended with the performance of the lowest performing Index, resulting in a better return than the return of the lowest performing Index alone.

You Will Be Subject To Risks Resulting From The Relationship Among The Indices.

It is preferable from your perspective for the Indices to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Indices will not exhibit this relationship. The less correlated the Indices, the more likely it is that one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Indices to perform poorly; the performance of the better performing Indices is not relevant to your return on the securities. It is impossible to predict what the relationship among the Indices will be over the term of the securities. To the extent the Indices represent a different equity market, such equity markets may not perform similarly over the term of the securities.

A Call Settlement Date May Be Postponed If The Relevant Call Date Is Postponed.

A call date will be postponed with respect to an Index if the applicable originally scheduled call date is not a trading day with respect to any Index or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Index on that day. If such a postponement occurs with respect to a call date other than the final calculation day, then the related call settlement date will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the final calculation day as postponed.

Payments On The Securities Are Subject To Our Credit Risk, And Market Perceptions About Our Creditworthiness May Adversely Affect The Market Value Of The Securities.

The securities are our senior unsecured debt securities, and your receipt of any amounts due on the securities is dependent upon our ability to pay our obligations as they come due. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment. In addition, any negative changes in market perceptions about our creditworthiness may adversely affect the market value of the securities.

The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Uncertain.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Tax Considerations” in the accompanying product supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

There May Not Be An Active Trading Market For The Securities And Sales In The Secondary Market May Result In Significant Losses.

There may be little or no secondary market for the securities. The securities will not be listed on any securities exchange. Either (a) the agent and/or its affiliates or (b) RBCCM and our other affiliates may make a market for the securities; however, they are not required to do so and, if they choose to do so, may stop any market-making activities at any time. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which the agent, RBCCM or any of their respective affiliates, as applicable, is willing to buy the securities. At this time, we do not expect both the agent (and/or its affiliates) and RBCCM (and our other affiliates) to attempt to make a market for the securities at the same time. The agent’s and RBCCM’s valuations of the securities may differ, and consequently the price at which you may be able to sell the securities, if at all, may differ (and may be lower) depending on whether the agent or RBCCM is purchasing securities at that time. Even if a secondary market for the securities develops, it may not provide enough liquidity to allow you to easily trade or sell the securities. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your securities in any secondary market could be substantial. If you sell your securities before maturity, you may have to do so at a substantial discount from the price that you paid for them, and as a result, you may suffer significant losses. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due July 6, 2029

The Initial Estimated Value Of The Securities Will Be Less Than The Original Offering Price.

The initial estimated value of the securities will be less than the original offering price of the securities and does not represent a minimum price at which we, RBCCM or any of our other affiliates would be willing to purchase the securities in any secondary market (if any exists) at any time. If you attempt to sell the securities prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value. This is due to, among other things, changes in the values of the Indices, the internal funding rate we pay to issue securities of this kind (which is lower than the rate at which we borrow funds by issuing conventional fixed rate debt) and the inclusion in the original offering price of the agent discount, our or our hedge counterparty(ies)’ estimated profit and the estimated costs related to our hedging of the securities. These factors, together with various credit, market and economic factors over the term of the securities, are expected to reduce the price at which you may be able to sell the securities in any secondary market and will affect the value of the securities in complex and unpredictable ways.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your securities prior to maturity may be less than your original purchase price, as any such sale price would not be expected to include the agent discount, our or our hedge counterparty(ies)’ estimated profit or the hedging costs relating to the securities. In addition, any price at which you may sell the securities is likely to reflect customary bid-ask spreads for similar trades. In addition to bid-ask spreads, the value of the securities determined for any secondary market price is expected to be based on a secondary market rate rather than the internal funding rate used to price the securities and determine the initial estimated value. As a result, the secondary market price will be less than if the internal funding rate was used. Moreover, if the agent is making a market for the securities, any secondary market price will be based on the agent’s valuation of the securities, which may differ from (and may be lower than) the valuation that we would determine for the securities at that time based on the methodology by which we determined the initial estimated value range set forth on the cover page of this pricing supplement.

For a limited period of time after the original issue date, the agent or RBCCM may purchase the securities at a price that is greater than the price that would otherwise be determined at that time as described in the preceding paragraph. However, over the course of that period, assuming no changes in any other relevant factors, the price you may receive if you sell your securities is expected to decline.

The Initial Estimated Value Of The Securities Is Only An Estimate, Calculated As Of The Time The Terms Of The Securities Are Set.

The initial estimated value of the securities is based on the value of our obligation to make the payments on the securities, together with the mid-market value of the derivative embedded in the terms of the securities. Our estimate is based on a variety of assumptions, including our internal funding rate (which represents a discount from our credit spreads), expectations as to dividends on the securities included in the Indices, interest rates and volatility, and the expected term of the securities. These assumptions are based on certain forecasts about future events, which may prove to be incorrect. Other entities, including the agent in connection with determining any secondary market price for the securities, may value the securities or similar securities at a price that is significantly different than we do.

The value of the securities at any time after the pricing date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy. As a result, the actual value you would receive if you sold the securities in any secondary market, if any, should be expected to differ materially from the initial estimated value of the securities.

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current value of each Index, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” and which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: performance of the Indices; interest rates; volatility of the Indices; correlation among the Indices; time remaining to maturity; and dividend yields on the securities included in the Indices. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the values of the Indices. Because numerous factors are expected to affect the value of the securities, changes in the values of the Indices may not result in a comparable change in the value of the securities.

Risks Relating To Conflicts Of Interest

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due July 6, 2029

affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. RBCCM, which is our affiliate, will be the calculation agent for the securities. As calculation agent, RBCCM will determine any values of the Indices and make any other determinations necessary to calculate any payments on the securities. In making these determinations, RBCCM may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled “General Terms of the Securities— Certain Terms for Securities Linked to an Index—Market Disruption Events,” “—Adjustments to an Index” and “—Discontinuance of an Index” in the accompanying product supplement. In making these discretionary judgments, the fact that RBCCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and RBCCM’s determinations as calculation agent may adversely affect your return on the securities.

•	The estimated value of the securities was calculated by us and is therefore not an independent third-party valuation.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the values of the Indices.

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Indices may adversely affect the values of the Indices.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Indices.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Indices.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or fee, creating a further incentive for the participating dealer to sell the securities to you.

Risks Relating To The Indices

The Securities Are Subject To Small-Capitalization Companies Risk With Respect To The RTY Index.

The RTY Index tracks securities issued by companies with relatively small market capitalizations. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies. As a result, the value of the RTY Index may be more volatile than that of a market measure that does not track solely small-capitalization stocks. Stock prices of small-capitalization companies are also generally more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded and may be less attractive to many investors if they do not pay dividends. In addition, small-capitalization companies are often less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Small-capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large-capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Indices And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

•	Investing In The Securities Is Not The Same As Investing In The Indices. Investing in the securities is not equivalent to investing in the Indices. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the securities included in each Index for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the securities included in the Indices would have.

•	Historical Values Of An Index Should Not Be Taken As An Indication Of The Future Performance Of That Index During The Term Of The Securities.

•	Changes That Affect The Indices May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due July 6, 2029

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Indices.

•	We And Our Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due July 6, 2029

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate hypothetical payments upon an automatic call or at stated maturity payment amount for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent any actual starting value, threshold value or call premium. The hypothetical starting value of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting value for any Index. The actual starting value and threshold value for each Index and the actual call premiums will be determined on the pricing date and will be set forth under “Terms of the Securities” above in the final pricing supplement. For historical data regarding the actual closing levels of the Indices, see the historical information provided below. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call, and the resulting pre-tax total rate of return will depend on the actual terms of the securities.

Hypothetical Call Premiums:	As set forth under “Terms of the Securities—Call Dates and Call Premiums” above
Hypothetical Starting Value of Each Index:	100.00
Hypothetical Threshold Value of Each Index:	75.00 (75% of its hypothetical starting value)

Hypothetical Payout Profile*

*Not all call dates reflected; reflects only the first, nineteenth and final call dates for illustrative purposes only.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due July 6, 2029

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called, you will receive the face amount of your securities plus the applicable call premium, resulting in a hypothetical pre-tax total rate of return as set forth in the table below.

Hypothetical call date on which securities are automatically called	Hypothetical payment per security on related call settlement date	Hypothetical pre-tax total rate of return(1)
1st call date	$1,100.00	10.000%
2nd call date	$1,108.33	10.833%
3rd call date	$1,116.67	11.667%
4th call date	$1,125.00	12.500%
5th call date	$1,133.33	13.333%
6th call date	$1,141.67	14.167%
7th call date	$1,150.00	15.000%
8th call date	$1,158.33	15.833%
9th call date	$1,166.67	16.667%
10th call date	$1,175.00	17.500%
11th call date	$1,183.33	18.333%
12th call date	$1,191.67	19.167%
13th call date	$1,200.00	20.000%
14th call date	$1,208.33	20.833%
15th call date	$1,216.67	21.667%
16th call date	$1,225.00	22.500%
17th call date	$1,233.33	23.333%
18th call date	$1,241.67	24.167%
19th call date	$1,250.00	25.000%
20th call date	$1,258.33	25.833%
21st call date	$1,266.67	26.667%
22nd call date	$1,275.00	27.500%
23rd call date	$1,283.33	28.333%
24th call date	$1,291.67	29.167%
25th call date	$1,300.00	30.000%
26th call date	$1,308.33	30.833%
27th call date	$1,316.67	31.667%
28th call date	$1,325.00	32.500%
29th call date	$1,333.33	33.333%
30th call date	$1,341.67	34.167%
31st call date	$1,350.00	35.000%
32nd call date	$1,358.33	35.833%
33rd call date	$1,366.67	36.667%
34th call date	$1,375.00	37.500%
35th call date	$1,383.33	38.333%
36th call date	$1,391.67	39.167%
Final call date (final calculation day)	$1,400.00	40.000%

If the securities are not automatically called:

Hypothetical ending value of the lowest performing Index on the final calculation day	Hypothetical index return of the lowest performing Index on the final calculation day	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
99.00	-1.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
85.00	-15.00%	$1,000.00	0.00%
80.00	-20.00%	$1,000.00	0.00%

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due July 6, 2029

Hypothetical ending value of the lowest performing Index on the final calculation day	Hypothetical index return of the lowest performing Index on the final calculation day	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
75.00	-25.00%	$1,000.00	0.00%
74.00	-26.00%	$740.00	-26.00%
70.00	-30.00%	$700.00	-30.00%
60.00	-40.00%	$600.00	-40.00%
50.00	-50.00%	$500.00	-50.00%
40.00	-60.00%	$400.00	-60.00%
30.00	-70.00%	$300.00	-70.00%
20.00	-80.00%	$200.00	-80.00%
10.00	-90.00%	$100.00	-90.00%
0.00	-100.00%	$0.00	-100.00%

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

Hypothetical Examples

Example 1. The closing value of the lowest performing Index on the first call date is greater than its starting value. As a result, the securities are automatically called on the first call date:

	INDU Index	RTY Index	SPX Index
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical closing value on first call date:	130.00	120.00	125.00
Hypothetical index return on first call date (closing value on first call date – starting value)/starting value:	30%	20%	25%

Step 1: Determine which Index is the lowest performing Index on the first call date.

In this example, the RTY Index has the lowest hypothetical index return and is, therefore, the lowest performing Index on the first call date.

Step 2: Determine whether the securities will be automatically called on the applicable call settlement date.

Because the hypothetical closing value of the lowest performing Index on the first call date is greater than its hypothetical starting value, the securities are automatically called on the first call date and you will receive on the applicable call settlement date the face amount of your securities plus a hypothetical call premium of 10.00% of the face amount. Even though the lowest performing Index on the first call date appreciated by 20.00% from its hypothetical starting value to its hypothetical closing value on the first call date in this example, your return is limited to the hypothetical call premium of 10.00% that is applicable to the first call date.

On the applicable call settlement date you would receive $1,100.00 per security.

Example 2. The securities are not automatically called prior to the final call date (the final calculation day). The ending value of the lowest performing Index on the final calculation day is greater than its starting value, and the securities are automatically called on the final calculation day:

	INDU Index	RTY Index	SPX Index
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical closing value on each call date prior to final calculation day:	Various (all above starting value)	Various (all below starting value)	Various (all above starting value)
Hypothetical ending value:	105.00	130.00	115.00
Hypothetical threshold value:	75.00	75.00	75.00
Hypothetical index return on final calculation day (ending value – starting value)/starting value:	5%	30%	15%

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due July 6, 2029

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the INDU Index has the lowest hypothetical index return and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine whether the securities will be automatically called on the applicable call settlement date and, if not, determine the maturity payment amount.

Because the hypothetical closing value of the lowest performing Index on each call date prior to the final call date (which is the final calculation day) is less than its hypothetical starting value, the securities are not automatically called prior to the final calculation day. Because the hypothetical ending value of the lowest performing Index on the final calculation day is greater than its hypothetical starting value, the securities are automatically called on the final calculation day and you will receive on the applicable call settlement date (which is the stated maturity date) the face amount of your securities plus a hypothetical call premium of 40.00% of the face amount.

On the applicable call settlement date (which is the stated maturity date) you would receive $1,400.00 per security.

Example 3. The securities are not automatically called. The ending value of the lowest performing Index on the final calculation day is greater than its threshold value, and the maturity payment amount is equal to the face amount:

	INDU Index	RTY Index	SPX Index
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical closing value on each call date prior to final calculation day:	Various (all below starting value)	Various (all below starting value)	Various (all below starting value)
Hypothetical ending value:	102.00	90.00	115.00
Hypothetical threshold value:	75.00	75.00	75.00
Hypothetical index return on final calculation day (ending value – starting value)/starting value:	2%	-10%	15%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the RTY Index has the lowest hypothetical index return and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine whether the securities will be automatically called on the applicable call settlement date and, if not, determine the maturity payment amount.

Because the hypothetical closing value of the lowest performing Index on each call date (including the final calculation day) is less than its hypothetical starting value, the securities are not automatically called.

Because the hypothetical ending value of the lowest performing Index on the final calculation day is less than its hypothetical starting value, but is not less than its hypothetical threshold value, you would not lose any of the face amount of your securities.

On the stated maturity date you would receive $1,000.00 per security.

Example 4. The securities are not automatically called. The ending value of the lowest performing Index on the final calculation day is less than its threshold value, and the maturity payment amount is less than the face amount:

	INDU Index	RTY Index	SPX Index
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical closing value on each call date prior to final calculation day:	Various (all below starting value)	Various (all below starting value)	Various (all below starting value)
Hypothetical ending value:	70.00	60.00	55.00
Hypothetical threshold value:	75.00	75.00	75.00
Hypothetical index return on final calculation day (ending value – starting value)/starting value:	-30%	-40%	-45%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the SPX Index has the lowest hypothetical index return and is, therefore, the lowest performing Index on the final calculation day.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due July 6, 2029

Step 2: Determine whether the securities will be automatically called on the applicable call settlement date and, if not, determine the maturity payment amount.

Because the hypothetical closing value of the lowest performing Index on each call date (including the final calculation day) is less than its hypothetical starting value, the securities are not automatically called.

Because the hypothetical ending value of the lowest performing Index on the final calculation day is less than its hypothetical threshold value, you would lose a portion of the face amount of your securities and receive a maturity payment amount per security equal to:

$1,000 + ($1,000 × index return of the lowest performing Index on the final calculation day)

= $1,000 + ($1,000 × -45%)

= $550.00

On the stated maturity date you would receive $550.00 per security.

If the securities are not automatically called and the ending value of the lowest performing Index on the final calculation day is less than its threshold value, you will have full downside exposure to the decrease in the value of that Index from its starting value, and you will lose more than 25%, and possibly all, of the face amount of your securities at maturity.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due July 6, 2029

The Dow Jones Industrial Average®

The INDU Index is a price-weighted index that seeks to measure the performance of 30 U.S. blue-chip companies. The INDU Index covers all industries with the exception of the transportation industry group and the utilities sector. For additional information about the INDU Index, see “Indices—The Dow Jones Industrial Average®” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the INDU Index in the graph below from Bloomberg Finance L.P. (“Bloomberg”), without independent verification.

The following graph sets forth daily closing levels of the INDU Index for the period from January 1, 2015 to May 27, 2025. The closing level of the INDU Index on May 27, 2025 was 42,343.65. The red line represents a hypothetical threshold value based on the closing level of the INDU Index on May 27, 2025. The historical performance of the INDU Index should not be taken as an indication of the future performance of the INDU Index during the term of the securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due July 6, 2029

The Russell 2000® Index

The RTY Index measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges and is designed to track the performance of the small-capitalization segment of the U.S. equity market. For additional information about the RTY Index, see “Indices—The Russell Indices” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the RTY Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the RTY Index for the period from January 1, 2015 to May 27, 2025. The closing level of the RTY Index on May 27, 2025 was 2,090.400. The red line represents a hypothetical threshold value based on the closing level of the RTY Index on May 27, 2025. The historical performance of the RTY Index should not be taken as an indication of the future performance of the RTY Index during the term of the securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due July 6, 2029

The S&P 500® Index

The SPX Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information about the SPX Index, see “Indices—The S&P U.S. Indices” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the SPX Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the SPX Index for the period from January 1, 2015 to May 27, 2025. The closing level of the SPX Index on May 27, 2025 was 5,921.54. The red line represents a hypothetical threshold value based on the closing level of the SPX Index on May 27, 2025. The historical performance of the SPX Index should not be taken as an indication of the future performance of the SPX Index during the term of the securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due July 6, 2029

United States Federal Income Tax Considerations

You should review carefully the section in the accompanying product supplement entitled “United States Federal Tax Considerations.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Generally, this discussion assumes that you purchased the securities for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to the Indices. You should consult your tax adviser regarding the effect any such circumstances may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid derivative contracts that are “open transactions,” as described in the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Derivative Contracts that are Open Transactions” in the accompanying product supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. Moreover, because this treatment of the securities and our counsel’s opinion are based on market conditions as of the date of this preliminary pricing supplement, each is subject to confirmation on the pricing date. A different tax treatment could be adverse to you. Generally, if this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities should be treated as short-term capital gain or loss unless you have held the securities for more than one year, in which case your gain or loss should be treated as long-term capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. holders. As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due July 6, 2029

Supplemental Benefit Plan Investor Considerations

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

•	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (i) the design and terms of the securities, (ii) the purchaser or holder’s investment in the securities, (iii) the holding of the securities or (iv) the exercise of or failure to exercise any rights we or any of our affiliates, or the purchaser or holder, has under or with respect to the securities;

•	we and our affiliates have acted and will act solely for our own account in connection with (i) all transactions relating to the securities and (ii) all hedging transactions in connection with our or our affiliates’ obligations under the securities;

•	any and all assets and positions relating to hedging transactions by us or any of our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

•	our interests and the interests of our affiliates are adverse to the interests of the purchaser or holder; and

•	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

See “Benefit Plan Investor Considerations” in the accompanying prospectus.